SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   November 15, 1999
                                                        -------------------

                              Public Storage, Inc.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

         California                    1-8389            95-3551121
         ----------                   --------           -----------
    (State or other juris-          (Commission         (IRS Employer
    diction of incorporation)       File Number)      Identification No.)

      701 Western Avenue, Glendale, California             91203-1241
      -------------------------------------------------    ----------
          (Address of principal executive office)          (Zip Code)

      Registrant's telephone number, including area code  (818) 244-8080
                                                          --------------

                                   N/A
                                  -----
        (Former name or former address, if changed since last report)

Item 5.  Other Events
         ------------

         Public Storage, Inc., through wholly owned entities ("PSA"), has formed a joint venture (the "Development JV") to develop and own approximately $100 million of mini-warehouses (including properties currently being developed by Public Storage, Inc.) and $100 million of shares of Public Storage, Inc.'s Equity Stock, Series AAA (the "Equity Stock"). The partners of the Development JV are PSA and a limited liability company ("Investor LLC"). The members of the Investor LLC are a state pension plan and B. Wayne Hughes, chairman and chief executive officer of Public Storage, Inc.

         Reference is made to the documents filed as exhibits to this report for the terms of the Development JV, the Investor LLC and the Equity Stock.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)    Exhibits.

         (3)    Certificate of Determination of Equity Stock, Series AAA.

         (10.1) Limited Partnership Agreement of PSAC Development Partners, L.P.
                among PS Texas Holdings, Ltd., PS Pennsylvania Trust and PSAC Storage Investors, LLC dated as of November 15, 1999.

         (10.2) Agreement of Limited Liability Company of PSAC Storage
                Investors, L.L.C. dated as of November 15, 1999.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PUBLIC STORAGE, INC.


                                      By: /S/ DAVID GOLDBERG
                                          -------------------
                                          David Goldberg
                                          Senior Vice President

Date:  November 18, 1999